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                                                                       EXHIBIT 5

                                   iTURF INC.
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004

                                                                     May 3, 2000

iTurf Inc.
One Battery Park Plaza
New York, New York  10004

Dear Sirs:

     I am General Counsel of iTurf Inc., a Delaware corporation (the "Company"), and I am rendering this opinion in connection with the Registration Statement on Form S-3 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act"), relating to the registration of 3,783,622 shares (the "Shares") of Class A common stock, par value $.01 per share, of the Company.

     As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, I am of the opinion that 1,099,988 of the Shares are duly authorized, validly issued fully paid, and non-assessable, and the remaining 2,683,634 of the Shares are duly authorized, and when issued in accordance with the terms of the Agreement and Plan of Merger by and among the Company, iTurf Caveman Acquisition Corporation, TheSpark.com, Inc. ("Spark") and the stockholders of Spark, will be validly issued fully paid, and non-assessable

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,


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                                                /s/ Alex S. Navarro